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                                                                    EXHIBIT 10.1

                          DURA AUTOMOTIVE SYSTEMS. INC.

                              CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of April 8, 1998 by and among J. Richard Jones ("Consultant"), and Dura Automotive Systems, Inc., a Delaware corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

Consultant has been an employee, officer, director and stockholder of Trident Automotive, plc, registered in England No. 3437274 (the "Subsidiary"), and as such, possesses special knowledge, abilities and experience regarding the business of the Subsidiary. Dura Automotive Systems (UK) Ltd., a private United Kingdom corporation ("Buyer") and certain sellers listed therein (the "Sellers") are parties to a Stock Purchase Agreement, of even date herewith (the "Purchase Agreement"), whereby Buyer shall purchase all of the outstanding ordinary shares of $1 each (the "Dollar Shares") and ordinary shares of (pound)1 each (collectively, the "Common Stock") of the Subsidiary from the Sellers (the "Acquisition"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Purchase Agreement.

Upon consummation of the Acquisition, and as a condition thereto, the Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company and its subsidiaries with respect to its businesses, and Consultant desires to provide services to the Company and its subsidiaries upon the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements set forth herein, subject to Section 18 below, the Parties agree as follows:

            1. Consulting Services. Upon the consummation of the Closing (the "Closing Date"), the Company shall engage Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period (the "Consulting Period") commencing on the Closing Date and terminating on the earlier of (a) termination by Consultant (including death or disability),
(b) termination by the Company for Cause (as defined herein) or without Cause, or (c) the fifth anniversary of the Closing Date. Consultant shall not have any authority to bind or act on behalf of the Company or any of its subsidiaries. During the Consulting Period, Consultant shall (i) render such consulting services to the Company and its subsidiaries in connection with the Company's business as Consultant and the President of the Company from time to time agree, and (ii) serve on the Board of Directors of the Company (the "Board") as Vice Chairman. Consultant shall not be required to perform such services more than 10 days per month for the first two years of this Agreement, and 5 days per month thereafter, and such services shall not require Consultant's full time and attention nor require Consultant to relocate or spend a significant amount of time away from the metropolitan Detroit area.

            2. Release of the Company. Effective upon the Closing, Consultant and the Company on behalf of itself and the Subsidiary each hereby irrevocably terminates, and releases and discharges forever the Consultant and the Company, the Subsidiary and their respective subsidiaries and each of their respective directors, officers and employees from any and all contracts and agreements entered into prior to the date hereof between and among such Consultant and the Subsidiary and its subsidiaries, including, without limitation, that certain

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Employment Agreement dated December 12, 1997, by and between the Consultant and the Subsidiary (the "Employment Agreement"), and all of the obligations, rights and liabilities of the Subsidiary and Consultant thereunder (other than Consultant's rights to indemnification under Section 8(d) of the Employment Agreement).

            3. Compensation: Reimbursement.

            (a) In consideration of Consultant's consulting services set forth in Section 1 above, during the Consulting Period the Company or one of its subsidiaries shall pay Consultant $300,000 per annum (the "Consulting Payments") which will be payable in regular installments in accordance with the Company's general payroll practices.

            (b) During the Consulting Period, Consultant will be entitled to such other benefits approved by the Board, and shall include those benefits set forth in Appendix A attached hereto. The Company or one of its subsidiaries shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

            (c) In consideration of the release set forth in Section 2 above, and the covenants set forth in Sections 6, and 7 below, the Company or one of its subsidiaries shall pay to Consultant $2,000,000 in cash by wire transfer on the Closing Date (the "Release and NonCompete Payment").

            4. Termination. In the event that the Consulting Period is terminated prior to the fifth anniversary hereof by the Consultant (other than for Good Reason) or by the Company for Cause, Consultant shall not be entitled to receive the Consulting Payment or any fringe benefits for periods after the termination of the Consulting Period, and upon any termination of the Consulting Period as a result of a permanent disability, by the Company without Cause, or by the Consultant for Good Reason, Consultant shall be entitled to receive the Consulting Payment and fringe benefits until the fifth anniversary of the date hereof. For purposes hereof, "Cause" shall mean (a) Consultant's breach of
Section 6 or 7 of this Agreement; (b) Consultant's material breach of any other provision of this Agreement; (c) Consultant's failure to adhere to any written Company or Subsidiary policy if Consultant has been given written notice and a reasonable opportunity to comply with such policy or cure his failure to comply;
(d) the appropriation (or attempted appropriation) of a material business opportunity of the Company or any of its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company's or any of its subsidiaries' funds or property; or ( e) the conviction of or the entering of a guilty plea of no contest with respect to, a felony or the equivalent thereof. For purposes hereof, "Good Reason" shall mean the Company's material breach of any provision of this Agreement.

            5. Stock Options. Effective on the Closing Date, the Company hereby agrees to grant to Consultant options to purchase 50,000 shares of the Company's common stock (the "Company Options"), and the Company and Consultant shall execute on the Closing Date a Dura Automotive Systems, Inc. Grant of Nonqualified Stock Option letter agreement (the "Company Option Agreement") in the form of Exhibit A hereto.

            6. Certain Agreements.
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            (a) Customers, Suppliers. The Consultant does not have, and at any time during the term of his employment under this Agreement shall not have, any employment with or any direct or indirect interest in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise) any customer of or supplier to the Company or its subsidiaries. Nothing in this Section 6( a) shall prohibit Consultant from acquiring or holding not more than three percent (3%) of any class of publicly traded securities of any business.

            (b) Certain Activities. The Consultant during the term of this Agreement shall (i) not give or agree to give, any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder the company in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of the Company or its subsidiaries, (ii) use any corporate or other funds for unlawful contributions, payments, gifts or entertainment, (iii) make any unlawful expenditures relating to political activity to government officials or others, (iv) establish or maintain any unlawful or unrecorded funds or make any expenditures in violation of Section 30A of the Securities Exchange Act of 1934, or (v) accept or receive any unlawful contributions, payments, gifts, or expenditures.

            (c) Employee Inventions. Each of Consultant's Inventions will belong exclusively to the Company. The Consultant acknowledges that all of Consultant's Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, Consultant hereby assigns to the Company all of Consultant's rights, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Inventions. The Consultant covenants that he will promptly:

                  (i) disclose to the Company in writing any Invention;

                  (ii) assign to the Company or to a party designated by the
            Company at the Company's request and without additional compensation, all of Consultant's right to the Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Invention in the United States and any foreign jurisdiction;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Company's rights to any Invention.

            For purposes hereof, "Invention" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Consultant, either solely or in conjunction with others, during the term of this Agreement, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by Consultant, either solely or in conjunction with others, following termination of Consultant's association with the Company and its subsidiaries, that is based upon or uses Confidential Information (as defined below).

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            7. Certain Restrictions.

            (a) Confidentiality. The Consultant acknowledges that he had acquired and will acquire information respecting the business and affairs of the Company, its subsidiaries and affiliates that is non-public, confidential and/or proprietary in nature ("Confidential Information"). Accordingly, Consultant shall keep confidential and not disclose to any person or use (except as required in the conduct of the business of the Company in the ordinary course and consistent with past practice) all such Confidential Information. Upon termination of the Consulting Period for any reason, Consultant shall deliver to the Company all documents, papers and records (in any form, including, but not limited to, electronic media) in his possession or subject to his control that (x) belong to the Company or (y) contain or reflect any information concerning the Company, its subsidiaries and affiliates. The provisions of this Section 7(a) shall not apply to any information which becomes a matter of public knowledge other than by breach of Consultant of this Section 7(a).

            (b) Competitive Activity. The Consultant acknowledges that the Company does business throughout the world, that the Company's products are manufactured, distributed, sold and used throughout the world and that the knowledge and relationships of Consultant with, among others, customers of and suppliers to the Company, are an important asset of the Company. Accordingly, Consultant agrees that during the Consultant Period under this Agreement, any period during which he is entitled to receive payments and benefits pursuant to Section 3 (provided that the Company has not breached its obligations to make any such payments which breach remains unremedied after reasonable notice), and for one (1) year after the end of such period without the prior consent of the Board, directly or indirectly, (i) except in the course of his consulting hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connect with, lend Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company anywhere in the world; (ii) whether for Consultant's own account or for the account of any other person, solicit business of the same or similar type being carried on by the Company, from any person known by Consultant to be a customer of the Company, whether or not Consultant had personal contact with such person during and by reason of Consultant's activities with the Company; (iii) whether for Consultant's own account or the account of any other person (A) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise any person who is or was an employee of the Company at any time during the term of this Agreement or in any manner induce or attempt to induce any employee of the Company of the Company to terminate his employment with the Company; or (B) interfere with the Company's relationship with any person, including any person who at any time during the term of this Agreement was an employee, contractor, suppler, or customer of the Company; or (iv) disparage the Company or any of its shareholders, directors, officers, employees, or agents. Nothing in this Section 7(b) shall prohibit Consultant from acquiring or holding not more than three percent (3%) of any class of publicly traded securities of any business.

            (c) Remedy for Breach and Modification. The Consultant acknowledges that the provisions of this Section 7 are reasonable and necessary for the protection of the Company and that the Company may be irrevocably damaged if these provisions are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief or remedies available to the Company, the Company shall be entitled to seek and obtain an appropriate injunction or other equitable remedy for the purposes of restraining Consultant from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith unless the Company fails to demonstrate to a court having jurisdiction that it has a likelihood of success on the merits. If any provision of this Section 7 is deemed invalid or

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      unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable. In addition to and not in lieu of any other remedy that the Company may have under this Section 7
      (c) or otherwise, in the event of any breach of any provision of this
      Section 7 during the period during which Consultant is entitled to receive payments and benefits pursuant to Section 3, such period shall terminate as of the date of such breach and Consultant shall not thereafter be entitled to receive any salary or other payments or benefits under this Agreement.

            8. Tax Returns. Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation
Section 31.3121(d)-I(c)(2).

            9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

            10. Modification or Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on anyone occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

            11. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. In furtherance of the foregoing, the internal law of the State of Michigan shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            12. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in

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Section 7(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

            13. NoStrict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            14. Consultant's Representations. This Agreement has been duly executed and delivered by Consultant. This Agreement constitutes a valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Employment Agreement) and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

            15. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

                   If to the Company:

                   Dura Automotive Systems, Inc.
                   2791 Research Drive
                   Rochester Hills, Michigan 48309
                   Attention: David Bovee

                   with a copy to (which shall not constitute notice):

                   Hidden Creek Industries
                   4508 IDS Center
                   Minneapolis, Minnesota 55402
                   Attn: Carl E. Nelson
                   Fax: (612) 332-2012

                   and:

                   Kirkland & Ellis
                   200 East Randolph Drive
                   Chicago, Illinois 60601
                   Attn: Jeffrey Hammes, P.C. Fax:
                   (312) 861-2200

                   If to Consultant:

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                   J. Richard Jones
                   1515 Oak Hollow Drive
                   Milford, Michigan 48380
                   Fax: (248)684-0779

or at such other address as such Party may designate by ten days advance written notice to the other Party.

            16. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

            17. Counterparts. This Agreement may be executed in counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

            18. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement and the rights and obligations of the parties hereto shall become effective only upon the consummation of the Closing (as defined in the Purchase Agreement).

                                    * * * *

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                               DURA AUTOMOTIVE SYSTEMS, INC.

                                               By: /s/ Carl Nelson
                                                  ------------------------------

                                               Its: Vice President
                                                   -----------------------------

                                                   /s/ J. Richard Jones
                                                  ------------------------------
                                                       J. Richard Jones
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                                   APPENDIX A

(i) Health care and similar benefits consistent with Consultant's current level of benefits received from the UK Subsidiary or the US Subsidiary;

(ii)  Annual automobile expense allowance of $8,300;

(iii) Annual country club membership of $9,000;

(iv) Life Insurance providing a death benefit to Consultant's beneficiary of $900,000; and

(v) Participation in a nonqualified arrangement to provide Consultant with a benefit under an "excess benefit plan" in the amount of $21,285 per annum for Consultant's and his surviving spouse's lifetime, with payments commencing as of the first day of the month in which Consultant reaches age 65.